EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3 1997, which appears on page 17 of the 1996 Annual Report to the Shareholders of The Sports Authority, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended January 26, 1997. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement on Form S-8.

/s/ PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
August 5, 1997


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